Exhibit 3



            BYLAWS

            of

            NORTHWEST

            NATURAL

            GAS

            COMPANY



            As Adopted by the Board of Directors
            July 17, 1975
            As Amended through May 23, 2002


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                                    CONTENTS


                                   ARTICLE I.

            OFFICES:                                        Page
               Section 1.  Office............................ 1
               Section 2.  Registered Office................. 1

                                   ARTICLE II.

            MEETINGS OF SHAREHOLDERS:
               Section 1.  Annual Meeting.................... 1
               Section 2.  Special Meetings.................. 1
               Section 3.  Notice............................ 1
               Section 4.  Fixing Record Date................ 1
               Section 5.  Record of Shareholders............ 2
               Section 6.  Quorum............................ 2
               Section 7.  Voting............................ 2
               Section 8.  Conduct of Meetings............... 2
               Section 9.  Proper Business for Meetings.......2

                                  ARTICLE III.

            BOARD OF DIRECTORS:
               Section 1.  Directors......................... 3
               Section 2.  Chairman of the Board............. 3
               Section 3.  Compensation...................... 3

                                   ARTICLE IV.

            MEETINGS OF THE BOARD OF DIRECTORS:
               Section 1.  Regular Meetings.................. 4
               Section 2.  Special Meetings.................. 4
               Section 3.  Waiver of Notice.................. 4
               Section 4.  Quorum............................ 4
               Section 5.  Manner of Acting.................. 4
               Section 6.  Action Without a Meeting.......... 4

                                   ARTICLE V.

            COMMITTEES OF THE BOARD:
               Section 1.  Governance Committee.............. 4
               Section 2.  Audit Committee................... 4
               Section 3.  Organization and Executive
                             Compensation Committee.......... 5
               Section 4.  Environmental Policy
                             Committee....................... 5
               Section 5.  Finance Committee................. 5
               Section 6.  Public Affairs Committee.......... 5
               Section 7.  Other Committees.................. 5
               Section 8.  Changes of Size and Function...... 5
               Section 9.  Conduct of Meetings............... 6
               Section 10. Compensation...................... 6

                                   ARTICLE VI.

            NOTICES:                                        Page
               Section 1.  Form and Manner................... 6
               Section 2.  Waiver............................ 6

                                  ARTICLE VII.

            OFFICERS:
               Section 1.  Election.......................... 6
               Section 2.  Compensation...................... 6
               Section 3.  Term.............................. 6
               Section 4.  Removal........................... 6
               Section 5.  President......................... 6
               Section 6.  Vice Presidents................... 7
               Section 7.  Secretary......................... 7
               Section 8.  Treasurer......................... 7

                                  ARTICLE VIII.

            CONTRACTS, LOANS, CHECKS AND DEPOSITS:
               Section 1.  Contracts......................... 7
               Section 2.  Loans............................. 7
               Section 3.  Checks and Drafts................. 7
               Section 4.  Deposits.......................... 7

                                   ARTICLE IX.

            CERTIFICATES FOR SHARES AND THEIR
            TRANSFER:
               Section 1.  Certificates for Shares........... 7
               Section 2.  Transfer.......................... 7
               Section 3.  Owner of Record................... 8

                                   ARTICLE X.

            INDEMNIFICATION AND INSURANCE:
               Section 1.  Indemnification................... 8
               Section 2.  Insurance......................... 8

                                   ARTICLE XI.

            SEAL............................................. 8

                                  ARTICLE XII.

            AMENDMENTS....................................... 8


The following Bylaws were adopted by Northwest Natural Gas Company on July 17, 1975 superseding amended Bylaws originally adopted in conformity with an order of the District Court of the United States for the District of Oregon enforcing a plan for rearrangement of the Company's capital structure effective
December 31, 1951, and subsequently amended by the stockholders on May 17, 1954, May 20, 1957, May 21, 1973, and May 20, 1974.

                                     BYLAWS
                                     ------
                                       OF
                          NORTHWEST NATURAL GAS COMPANY


                                   ARTICLE I.

                                     OFFICES
                                     -------

                      Section 1. Office. The principal office of the company
                    shall be located in the City of Portland, Oregon. The company also may have offices at such other places both within and without the State of Oregon as the board of directors from time to time may determine.

                      Section 2. Registered Office. The registered office of the company required by law to be maintained in the state shall be at the same location as the principal office unless otherwise designated by resolution of the board of directors.

                      ARTICLE II.

                MEETINGS OF SHAREHOLDERS

                      Section 1. Annual Meeting. The annual     Amended 1/1/85
                    meeting of shareholders of the company
                    for the election of directors and for
                    the transaction of other business shall
                    be held at the company's office in the
                    City of Portland, Oregon, or such other
                    place in that City as shall be
                    determined by the board of directors, on the fourth Thursday of May in each year, unless such day shall be a legal holiday, in which event such meeting shall be held on the next business day.
                    If such meeting shall not be held on
                    such day in any year, it shall be held
                    within 60 days thereafter on such day as shall be fixed by the board of directors and be specified in the notice of the meeting. Every such meeting shall be held at the hour of two o'clock p.m., or at such other hour as shall be fixed by the board and specified in such notice.

                      Section 2. Special Meetings. Special
                    meetings of the shareholders of the
                    company may be called by the board of
                    directors or the holders of not less
                    than one-tenth of all shares entitled to vote at the meeting. Each special meeting shall be held for such purposes, at such place in the City of Portland, Oregon, and at such time as shall be specified in the notice thereof.

                      Section 3. Notice. Written or printed
                    notice stating the place, day and hour
                    of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the board of directors or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                      Section 4. Fixing Record Date. For the
                    purpose of determining shareholders
                    entitled to notice of or to vote at any
                    meeting of shareholders, or any
                    adjournment thereof, or entitled to
                    receive payment of any dividend, or in
                    order to make a determination of
                    shareholders for any other proper
                    purpose, the board of directors may fix
                    in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in the case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.


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                      Section 5. Record of Shareholders. The
                    officer or agent having charge of the
                    transfer books for shares of the company shall make, at least 10 days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each, which record, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the company and shall be subject to inspection by any shareholder at any time during usual business hours. Such record also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original transfer books for shares shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of the shareholders.

                      Section 6. Quorum. A majority of the
                    shares of the company entitled to vote,
                    represented in person or by proxy, shall constitute a quorum at all meetings of shareholders. If a quorum is present, in person or by proxy, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number, or voting by classes, is required by law or the Restated Articles of Incorporation.

                      If a quorum shall not be represented at
                    any meeting of shareholders, the
                    shareholders represented may adjourn the meeting from time to time without further notice. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Amended 12/13/01      Section 7. Voting. Each outstanding

                    share, regardless of class, shall be
                    entitled to one vote on each matter
                    submitted to a vote at a meeting of
                    shareholders, except to the extent that
                    the voting rights of the shares of any
                    class or classes are limited or denied
                    by law or the Restated Articles of
                    Incorporation. At each election of
                    directors holders of shares of common
                    stock have the right to cumulative
                    voting as provided for in the Restated
                    Articles of Incorporation. A shareholder may vote either in person or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy in any manner permitted by law. An authorization of a proxy is effective when received by the secretary of the company or other officer or agent authorized to tabulate votes.

Amended 5/23/02       Section 8. Conduct of Meetings.  Every
                    meeting of shareholders shall be
                    presided over by the chairman of the
                    board, in his or her absence by the
                    president, in their absence by a vice
                    president or, if none be present, by a
                    chairman appointed by the shareholders
                    present at the meeting. The minutes of
                    such meeting shall be recorded by the
                    secretary or an assistant secretary but, if neither be present, by a secretary appointed for that purpose by the chairman of the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of shareholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present;
                    (c) limitations on attendance at or
                    participation in the meeting to
                    shareholders of record of the company,
                    their duly authorized and constituted
                    proxies or such other persons as the
                    chairman of the meeting shall determine;
                    (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Amended 5/23/02       Section 9. Proper  Business for Meetings.
                    (a) No business shall be conducted at
                    any meeting of shareholders that has not been properly brought before the meeting. To be properly brought before a special meeting of shareholders, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or the persons calling the meeting. To be properly brought before an annual meeting of shareholders, business must be either
                    (i) specified in the notice of meeting
                    (or any supplement thereto) given by or
                    at the direction of the board of


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                    directors, (ii) otherwise brought before
                    the meeting by or at the direction of
                    the board of directors or the chairman
                    of the board, or (iii) otherwise
                    properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the company. To be timely, a shareholder's notice must be delivered to the secretary at the principal executive office of the company not less than 90 days prior to the first anniversary of the previous year's annual meeting of shareholders;
                    provided, however, that in the event
                    that the date of the annual meeting is
                    advanced by more than 30 days or delayed
                    (other than as a result of adjournment)
                    by more than 30 days from the
                    anniversary of the previous year's
                    annual meeting, notice by a shareholder
                    to be timely must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the company with the Securities and Exchange Commission; (b) A shareholder's notice to the secretary shall set forth (i) one or more matters appropriate for shareholder action that the shareholder proposes to bring before the meeting,
                    (ii) a brief description of the matters
                    desired to be brought before the meeting and the reasons for conducting such business at the meeting, (iii) the name and record address of the shareholder,
                    (iv) the class and number of shares of
                    the company that the shareholder owns or is entitled to vote and (v) any material interest of the shareholder in such matters; and (c) The chairman of the meeting shall have the power and duty
                    (i) to determine whether any proposed
                    business was properly brought before the meeting in accordance with the procedures set forth in this Section 9, and (ii) if the chairman determines that any proposed business was not brought before the meeting in compliance with this Section 9, to declare that such proposed business shall not be transacted.

                        ARTICLE III.

                     BOARD OF DIRECTORS

                      Section 1. Directors. The business and    Amended 5/17/84
                    affairs of the company shall be managed     Amended 5/23/02
                    by its board of directors. The number of members of the board, their classification and terms of office, and the manner of their election and removal shall be determined as provided by the Restated Articles of Incorporation.
                    Directors need not be residents of the
                    State of Oregon or shareholders of the
                    company. Effective July 1, 2002, no
                    person who has reached the age of 70
                    years shall be eligible to be elected a
                    director, but a director may serve until the next annual meeting of shareholders after reaching that age.

                      Section 2. Chairman of the Board. The     Amended 1/1/85
                    board of directors may elect one of its
                    members as chairman of the board. The
                    chairman of the board, if that position
                    be filled, shall preside at all meetings of the shareholders and the board of directors and shall have such other duties and responsibilities as may be prescribed by the board of directors. If there shall be no chairman of the board, or in his or her absence or disability, the president also shall exercise the duties and responsibilities of that position.

                      Section 3. Compensation. Directors shall  Amended 5/17/84
                    receive such reasonable compensation for their services as may be fixed from time to time by resolution of the board of directors, and shall be reimbursed for their expenses properly incurred in the performance of their duties as directors. No such payment shall preclude any director from serving the company in any other capacity and receiving such reasonable compensation for such services as may be fixed by resolution of the board.


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                         ARTICLE IV.

             MEETINGS OF THE BOARD OF DIRECTORS

Amended 5/26/88       Section 1. Regular  Meetings.  Regular
Amended 5/23/91     meetings of the board of directors shall
Amended 12/16/93    be held in the company's  offices at
Amended 7/25/96     two o'clock  p.m.,  Pacific Time, on the
Amended 5/28/98     fourth  Thursday of February,  April,
                    May, July and September, and on the
                    third Thursday of December, or on such
                    other date or at such other hour and
                    place as shall be specified in the
                    notice of meeting. The date, time and
                    place for holding regular meetings of
                    the board of directors may be changed
                    upon the giving of notice to all
                    directors by or at the request of the
                    chairman of the board or the president.
                    The board may provide by resolution the
                    time and place either within or without
                    the State of Oregon for holding of
                    meetings or may omit the holding of any
                    meeting without other notice than such
                    resolution.

Amended 1/1/85        Section 2. Special  Meetings.  Special
Amended 2/24/95     meetings of the board of directors may
Amended 5/23/02     be called by or at the request of the
                    chairman of the board, the chairman of
                    the governance committee, the president
                    or any two directors. The person or
                    persons authorized to call special
                    meetings of the board may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the board called by them. Notice of the time and place of special meetings shall be given to each director at least one day in advance by the secretary or other officer performing his or her duties.

                      Section 3. Waiver of Notice. Any
                    director may waive notice of any
                    meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise provided by law or the Restated Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Amended 5/17/84       Section 4. Quorum. A majority of the
                    number of directors at any time fixed by resolution adopted by the affirmative vote of a majority of the entire board of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present.

                      Section 5. Manner of Acting. Except as
                    otherwise provided by law or the
                    Restated Articles of Incorporation, the
                    act of the majority of the directors
                    present at a meeting at which a quorum
                    is present shall be the act of the board of directors.

                      Section 6. Action Without a Meeting. Any
                    action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                         ARTICLE V.

                   COMMITTEES OF THE BOARD

Amended 5/17/84       Section 1. Governance Committee. The
Amended 1/1/85      board of directors at any time, by
Amended 11/21/91    resolution adopted by a majority of the
Amended 2/24/95     board of directors, may appoint a
Amended 5/23/96     governance committee composed of three
Amended 5/23/02     or more independent directors. The board
                    shall designate one member of the
                    committee as chairman. The committee
                    shall have and may exercise all of the
                    authority of the board of directors in
                    the management of the company, except
                    with respect to matters upon which by
                    law only the board of directors may act.
                    The committee's responsibilities shall
                    include serving as the nominating
                    committee of the board; making
                    recommendations to the board on board
                    and board committee composition and
                    structure, including recommendations
                    with respect to committee and committee
                    chairmanship assignments; and conducting periodic board self-assessments, peer reviews of individual directors and evaluations of committee effectiveness.
                    The committee shall also perform such
                    other functions as the board by
                    resolution from time to time may direct.

Amended 2/24/95       Section 2. Audit  Committee.  The board
Amended 5/23/02     of directors at any time, by resolution
                    adopted by a majority of the board of
                    directors, may appoint an audit
                    committee composed of three or more
                    independent directors. The board shall
                    designate one member of the committee as


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


                    chairman. The duties of the committee
                    shall be to discuss and review with the
                    company's independent auditors the
                    annual audit of the company, including
                    the scope of the audit, and report the
                    results of this review to the board; to
                    meet with the independent auditors at
                    such other times as the committee shall
                    deem to be advisable; and to perform
                    such other functions as the board by
                    resolution from time to time may direct.

                      Section 3. Organization and Executive     Amended 2/22/90
                    Compensation Committee. The board of        Amended 2/24/95
                    directors at any time, by resolution        Amended 5/23/02
                    adopted by a majority of the board of
                    directors, may appoint an organization
                    and executive compensation committee
                    composed of three or more independent
                    directors. The board shall designate one member of the committee as chairman. The duties of the committee shall be to discuss and review the management of the affairs of the company relating to its organization and to executive personnel and their compensation, and to perform such other functions as the board by resolution from time to time may direct.

                      Section 4. Environmental Policy           Amended 2/25/93
                    Committee. The board of directors at any    Amended 2/24/95
                    time, by resolution adopted by a            Amended 2/25/99
                    majority of the board of directors, may
                    appoint an environmental policy
                    committee composed of three or more
                    directors, a majority of whom shall not
                    be officers or retired officers of the
                    company. Any action required or
                    permitted to be taken by the committee
                    must be approved by both (a) a majority
                    of the committee members present at a
                    meeting at which a quorum is present,
                    and (b) a majority of the total number
                    of committee members who are not
                    officers or retired officers of the
                    company. The board shall designate one
                    member of the committee who is not an
                    officer or retired officer of the
                    company as chairman. The duties of the
                    committee shall be to develop and
                    recommend to the board appropriate
                    environmental policies and to perform
                    such other functions as the board by
                    resolution from time to time may direct.

                      Section 5. Finance Committee. The board   Amended 2/24/95
                    of directors at any time, by resolution     Amended 2/25/99
                    adopted by a majority of the board of
                    directors, may appoint a finance
                    committee composed of three or more
                    directors, a majority of whom shall not
                    be officers or retired officers of the
                    company. Any action required or
                    permitted to be taken by the committee
                    must be approved by both (a) a majority
                    of the committee members present at a
                    meeting at which a quorum is present,
                    and (b) a majority of the total number
                    of committee members who are not
                    officers or retired officers of the
                    company. The board shall designate one
                    member of the committee who is not an
                    officer or retired officer of the
                    company as chairman. The duties of the
                    committee shall be to discuss and review the management of the affairs of the company relating to financing, including the development of long-range financial planning goals and financial policy, and to perform such other functions as the board by resolution from time to time may direct.

                      Section 6. Public Affairs Committee. The  Amended 5/23/02
                    board of directors at any time, by
                    resolution adopted by a majority of the
                    board of directors, may appoint from
                    among its members a public affairs
                    committee composed of three or more
                    directors, a majority of whom shall not
                    be officers or retired officers of the
                    company. Any action required or
                    permitted to be taken by the committee
                    must be approved by both (a) a majority
                    of the committee members present at a
                    meeting at which a quorum is present,
                    and (b) a majority of the total number
                    of committee members who are not
                    officers or retired officers of the
                    company. The board shall designate one
                    member of the committee who is not an
                    officer or retired officer of the
                    company as chairman. The duties of the
                    committee shall be to consider, review
                    and monitor significant matters of
                    public interest and societal trends, and the company's community affairs, charitable contributions, diversity and equal employment opportunity compliance programs. The committee shall also perform such other functions as the board by resolution from time to time may direct.

                      Section 7. Other Committees. The board    Amended 2/24/95
                    of directors at any time, by resolution
                    adopted by a majority of the board of
                    directors, may appoint from among its
                    members such other committees and the
                    chairmen thereof as it may deem to be
                    advisable. Each such committee shall
                    have such powers and authority as are
                    set forth in the resolutions pertaining
                    thereto from time to time adopted by the board.

                      Section 8. Changes of Size and Function.
                    Subject to the provisions of law, the
                    board of directors shall have the power
                    at any time to increase or decrease the
                    number of members of any committee, to
                    fill vacancies thereon, to change any
                    members thereof and to change the
                    functions and terminate the existence
                    thereof.


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


                      Section 9. Conduct of Meetings. Each
                    committee shall conduct its meetings in
                    accordance with the applicable
                    provisions of these bylaws relating to
                    the conduct of meetings of the board of
                    directors. Each committee shall adopt
                    such further rules and regulations
                    regarding its conduct, keep such minutes and other records and appoint such subcommittees and assistants as it shall deem to be appropriate.

                      Section 10. Compensation. Persons
                    serving on any committee shall receive
                    such reasonable compensation for their
                    services on such committee as may be
                    fixed by resolution of the board of
                    directors, provided that no person shall receive compensation for his or her services on any committee while serving as an officer of the company.

                         ARTICLE VI.

                           NOTICES

                      Section 1. Form and Manner. Whenever,
                    under the provisions of law or the
                    Restated Articles of Incorporation,
                    notice is required to be given to any
                    director or shareholder, unless
                    otherwise specified, it shall be given
                    in writing by mail addressed to such
                    director or shareholder at his or her
                    address as it appears on the stock
                    transfer books or other records of the
                    company, with postage thereon prepaid,
                    and such notice shall be deemed to be
                    delivered when deposited in the United
                    States Mail. Notice to directors also
                    may be given by telephone or in any
                    other manner which is reasonably
                    calculated to give adequate notice.

                      Section 2. Waiver. Whenever any notice
                    whatever is required to be given under
                    the provisions of law, the Restated
                    Articles of Incorporation or these
                    bylaws, a waiver thereof in writing
                    signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                        ARTICLE VII.

                          OFFICERS

Amended 1/1/85        Section 1. Election. The board of
                    directors, at its first meeting
                    following the annual meeting of
                    shareholders each year, shall elect one
                    of its members as president and shall
                    elect a secretary. At such meeting, or
                    at any other time it shall deem
                    appropriate, the board may elect one or
                    more vice presidents and a treasurer.
                    The board also may elect or appoint such other officers and agents as it may deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.

                      Section 2. Compensation. The officers of
                    the company shall receive such
                    reasonable compensation for their
                    services as from time to time may be
                    fixed by resolution of the board of
                    directors.

Amended 5/17/84       Section 3. Term. The term of office of
                    all officers shall commence upon their
                    election or appointment and shall
                    continue until the first meeting of the
                    board of directors following the annual
                    meeting of shareholders and thereafter
                    until their successors shall be elected
                    or until their resignation or removal. A vacancy occurring in any office of the company for whatever reason may be filled by the board.

                      Section 4. Removal. Any officer or agent
                    elected or appointed by the board of
                    directors may be removed by the board
                    whenever in its judgment the best
                    interests of the company will be served
                    thereby but such removal shall be
                    without prejudice to the contract
                    rights, if any, of the officer or agent
                    so removed.

Amended 10/18/84      Section 5. President. Unless otherwise
Amended 3/1/96      determined by the board of directors,
                    the president shall be the chief
                    executive officer of the company and,
                    subject to the control of the board of
                    directors, shall be responsible for the
                    general administration and operation of
                    the company. He shall have such other
                    duties and responsibilities as may
                    pertain to such office or be prescribed
                    by the board of directors. In the
                    absence or disability of the president,
                    an officer designated by the board shall exercise the duties and responsibilities of the president.


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                      Section 6. Vice Presidents. Each vice
                    president shall have such duties and
                    responsibilities as may be prescribed by the board of directors and the president. The board or the president may confer a special title upon a vice president.

                      Section 7. Secretary. The secretary
                    shall record and keep the minutes of the shareholders in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; and perform such other duties as may be prescribed by the board or the president. The secretary shall have custody of the corporate seal of the company and shall affix the seal to any instrument requiring it and attest the same by his or her signature.

                      The assistant secretaries shall have
                    such duties as may be prescribed from
                    time to time by the board, the president or the secretary. In the absence or disability of the secretary, his or her duties shall be performed by an assistant secretary.

                      Section 8. Treasurer. The treasurer
                    shall have charge and custody and be
                    responsible for all Amended 1/1/85 funds and securities of the company; deposit all moneys and other valuable effects in the name and to the credit of the company in such depositories as may be designated by the board of directors; and disburse the funds of the company as may be authorized by the board and take proper vouchers for such disbursements. The treasurer shall have such other duties as may be prescribed from time to time by the board or the president. In the absence or disability of the treasurer, his or her duties shall be performed by an assistant treasurer.

                        ARTICLE VIII.

            CONTRACTS, LOANS, CHECKS AND DEPOSITS

                      Section 1. Contracts. The board of
                    directors by resolution may authorize
                    any officer or officers, agent or
                    agents, to enter into any contract or
                    execute and deliver any instrument in
                    the name of and on behalf of the
                    company, and such authority may be
                    general or confined to specific
                    instances.

                      Section 2. Loans. No loans shall be
                    contracted on behalf of the company and
                    no evidences of indebtedness shall be
                    issued in its name unless authorized by
                    a resolution of the board of directors.
                    Such authority may be general or
                    confined to specific instances.

                      Section 3. Checks and Drafts. All
                    checks, drafts or other orders for the
                    payment of money, notes or other
                    evidences of indebtedness issued in the
                    name of the company shall be signed by
                    such officer or officers, agent or
                    agents of the company and in such manner as shall from time to time be determined by resolution of the board of directors.

                      Section 4. Deposits. All funds of the
                    company not otherwise employed shall be
                    deposited from time to time to the
                    credit of the company in such banks,
                    trust companies or other depositories as the board of directors or officers of the company designated by the board may select, or be invested as authorized by the board.

                         ARTICLE IX.

         CERTIFICATES FOR SHARES AND THEIR TRANSFER

                      Section 1. Certificates for Shares.       Amended 1/1/93
                    Certificates representing shares of the
                    company shall be issued only for whole
                    numbers of shares and shall be in such
                    form as the board of directors may, from time to time, prescribe in accordance with the laws of the State of Oregon.
                    Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles thereof. In case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the company as the board may authorize.

                      Section 2. Transfer. Shares of stock of
                    the company shall be transferable on the books of the company by the holder of record thereof, or by his or her legal representative who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by duly executed power of attorney, and on surrender for cancellation of the certificates for such shares. The board of directors may appoint one or more transfer agents and registrars of stock of the company.


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                      Section 3. Owner of Record. The company
                    shall be entitled to recognize the
                    exclusive right of a person registered
                    on its books as the owner of shares to
                    receive dividends and to vote as such
                    owner and shall not be bound to
                    recognize any equitable or other claim
                    to or interest in such share or shares
                    on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                         ARTICLE X.

                INDEMNIFICATION AND INSURANCE

                      Section 1. Indemnification. The company
                    shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or any employee benefit plan, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding to the fullest extent permissible under the Oregon Business Corporation Act or the indemnification provisions of any successor Act. The foregoing rights of indemnification shall not be exclusive of any other rights to which any such person so indemnified may be entitled, under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office; shall continue as to a person who has ceased to be a director, officer, employee or agent; and shall inure to the benefit of the heirs, executors and administrators of such a person.

                      Section 2. Insurance. The company may
                    purchase and maintain insurance (and pay the entire premium therefor) on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the company would have the power to indemnify him or her against such liability under the provisions of the Oregon Business Corporation Act or any successor Act; and on behalf of any person who is or was a fiduciary under the Employee Retirement Income Security Act of 1974 with regard to an employee benefit plan of the company against any liability asserted against him or her and incurred by him or her in his or her fiduciary capacity.

                         ARTICLE XI.

                            SEAL

                      The corporate seal of the company shall
                    be circular in form and shall bear an
                    inscription containing the name of the
                    company, the year of its organization,
                    the state of its incorporation and the
                    words "Corporate Seal."

                        ARTICLE XII.

                         AMENDMENTS

                      These bylaws, or any of them, may be
                    altered, amended or repealed, or new
                    bylaws adopted, by resolution of a
                    majority of the board of directors,
                    subject to repeal or change by action of the shareholders.


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                         CERTIFICATE

     I, C. J. Rue, Secretary of Northwest Natural Gas Company, a corporation organized and existing under the laws of the State of Oregon, HEREBY CERTIFY that the foregoing eight printed pages entitled "Bylaws of Northwest Natural Gas Company" constitute a full and true copy of the Bylaws of said corporation as of the date hereof.



     WITNESS my hand and seal of said corporation this ____ day of __________ , 2002.



                                                             C. J. Rue
                                                             Secretary